Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

To the Board of Directors

Walter Investment Management Corp.

We consent to the incorporation by reference in Registration Statement Nos. 333-176539 and 333-179013 on Form S-3 and Registration Statement No. 333-160743 on Form S-8 of Walter Investment Management Corp. of our report dated March 30, 2013 (except for notes 1, 5, 17 and 20, as to which the date is September 9, 2013) on the consolidated balance sheet as of December 31, 2012 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the period from November 1, 2012 to December 31, 2012 and the consolidated statements of operations, changes in stockholders’ equity, and cash flows for the period from January 1, 2012 to October 31, 2012 for Reverse Mortgage Solutions, Inc. and Subsidiaries (the Predecessor Company) appearing in Exhibit 99.4 to the Current Report on Form 8-K/A (Amendment No. 1) of Walter Investment Management Corp. filed on September 24, 2013.

/s/ McConnell and Jones, LLP

Houston, Texas

September 24, 2013